Exhibit 10.6

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) entered into as of this 1st day of May, 2014 by and between Hologic, Inc., a Delaware corporation (the “Company”), and David Harding (the “Executive”).

WHEREAS, the Executive previously served as Group Senior Vice President and General Manager of Women’s Health and has transitioned to the role of Senior Vice President of Corporate Strategy;

WHEREAS, the Executive and the Company previously entered into a Change of Control Agreement, dated November 13, 2008 (as amended, the “Change of Control Agreement”), and a Severance Agreement, dated September 19, 2013 (the “Severance Agreement”); and

WHEREAS, the Executive and the Company have entered into a Transition and Severance Agreement governing the Executive’s transition to Senior Vice President of Corporate Strategy, dated April 14th, 2014, that is subject to and contingent upon the execution and delivery of a settlement and release agreement, and the expiration of any revocation period (the “Transition and Severance Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Transition and Severance Agreement, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Non-Competition Agreement. The Executive agrees and covenants that the Noncompetition Agreement dated October 15, 2007 (the “Non-Competition Agreement”) and attached hereto as Exhibit A remains in full force and effect.

2. Executive Release. In consideration for the substantial benefits being provided to the Executive pursuant to the Transition and Severance Agreement, the Executive, for himself, his agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively with the Executive, the “Releasing Parties”), hereby releases and discharges, to the extent permitted by law, the Company and its present and past subsidiaries and affiliates, its and their respective successors and assigns, and the present and past shareholders, officers, directors, employees, agents and representatives of each of the foregoing (collectively, the “Company Releasees”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, from the beginning of the world to the date the Executive signs this Agreement, but otherwise including, without limitation, any claims arising out of or relating to the Executive’s employment with the Company, for breach of contract, for discrimination or retaliation, for defamation or other torts, for wages, bonuses, incentive compensation, unvested equity, vacation pay or any other compensation or benefit, any claims under any tort or contract (express or implied) theory under any federal, state or local fair employment practices law, including Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Family and Medical Leave Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act of 1990, the Age Discrimination in Employment Act, any claim for unpaid wages, treble damages or attorney’s fees for the nonpayment of wages under the Massachusetts Wage Act set forth in Massachusetts General Laws Chapter 149, Section 148, and any of the claims, matters and issues which could have been asserted by the Releasing Parties against the Company Releasees in any legal, administrative or other proceeding in any jurisdiction. Notwithstanding the foregoing, nothing in this release is intended to release or waive the Executive’s right to any other vested retirement benefits or vested equity awards or the right to seek enforcement of this Agreement

3. Survival. It is understood and agreed that, with the exception of (i) obligations set forth or confirmed in this Agreement, (ii) obligations set forth in the Transition and Severance Agreement, (iii) obligations of the Executive under the Non-Competition Agreement, (iv) any of the Executive’s rights to indemnification as provided in the Company’s certificate of incorporation and bylaws (it being acknowledged and agreed by the Executive that, as of the date of this Agreement, there are no amounts owed to the Executive pursuant to any such indemnification rights), and (v) any of the Executive’s rights with respect to outstanding stock option, restricted stock unit, performance stock unit and market stock unit awards (which shall remain subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements), all of which shall remain fully binding and in full effect subsequent to the execution of this Agreement, the release set forth in Section 2 is intended and shall be deemed to be a full and complete release of any and all claims that the Releasing Parties may or might have against the Company Releasees arising out of any occurrence on or before the date hereof (the “Effective Date”) and this Agreement is intended to cover and does cover any and all future damages not now known to the Releasing Parties or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the Effective Date.

4. Exceptions. This Agreement does not (i) prohibit or restrict the Executive from communicating, providing relevant information to or otherwise cooperating with the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Agreement or its underlying facts, or (ii) preclude Executive from benefiting from classwide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Executive’s receipt of any monetary benefit or substantial equivalent thereof.

5. ADEA Release. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to the Employee’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”). By signing and returning this Agreement, the Executive acknowledges that he:

(a) has carefully read and fully understands the terms of this Agreement;

(b) is entering into this Agreement voluntarily and knowing that he is releasing claims that he has or may have against the Company Releasees;

(c) is specifically waiving rights and claims under ADEA;

(d) The waiver of rights under ADEA does not extend to any rights or claims arising after the date this Agreement is signed by the Executive; and

(e) is expressly advised to consult with an attorney before signing this Agreement. The Employee acknowledges that he has been advised to consult with an attorney before signing this Agreement.

6. ADEA Revocation. Executive acknowledges that he has been given the opportunity to consider this Agreement for twenty-one (21) days before signing it. For a period of seven (7) days from the date Executive signs this Agreement, Executive has the right to revoke this Agreement by written notice pursuant to Section 8(b). This Agreement shall not become effective or enforceable until the expiration of the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period.

7. Successors: Binding Agreement.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

(b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.

8. General Provisions.

(a) Non-Disparagement. Executive agrees not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Company, its affiliates, or any of their respective officers, directors, managers or employees which may tend to impugn or injure their reputation, goodwill and relationships with their past, present and future customers, employees, vendors, investors or with the business community generally. The Company agrees that its executive officers and directors shall be directed not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Executive. Nothing in this Section 8(a) is intended to prohibit, limit or prevent the Executive or the Company’s officers or directors from providing truthful testimony in a court of law, to a regulatory or law enforcement agency or pursuant to a properly issued subpoena, and such testimony will not be deemed to be a violation of this Section 8(a).

(b) Notices. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company to:

Hologic, Inc.

35 Crosby Drive

Bedford, MA 07130

Attn: General Counsel

If to the Executive, to the Executive’s principal residence as reflected in the records of the Company.

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 8 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

(c) Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the exhibits hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

(d) Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

(e) Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

(f) Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

(g) Governing Law/Jurisdiction. This Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the Commonwealth of Massachusetts. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to relief in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first above written.

HOLOGIC, INC.

By:	/s/ Mark J. Casey
Name: Mark J. Casey
Title: Senior Vice President, General Counsel and Secretary

EXECUTIVE

/s/ David Harding
David Harding

EXHIBIT A

Non-Competition and Proprietary

Information Agreement